EXHIBIT 23.1

               CONSENTS OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement (Form S-4) of our report, dated January 31, 1997, relating to the consolidated financial statements of BCB Financial Services Corporation and its wholly-owned subsidiary, Berks County Bank. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.




                              /s/ BEARD & COMPANY, INC.



Reading, Pennsylvania
January 15, 1998







     We hereby consent to the incorporation by reference in this Registration Statement (Form S-4) of our report, dated
January 24, 1997, relating to the consolidated financial statements of Heritage Bancorp, Inc. and subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.




                              /s/ BEARD & COMPANY, INC.


Reading, Pennsylvania
January 20, 1998